EXHIBIT 23.1

Cinnamon Jang Willoughby & Company

Chartered Accountants
A Partnership of Incorporated Professionals

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-139815) of Flexible Solutions International, Inc. of our report dated March 27, 2008, relating to the consolidated financial statements, which appears in this Form 10-KSB/A.

/s/ Cinnamon Jang Willoughby & Company
Cinnamon Jang Willoughby & Company

Burnaby, Canada
October 20, 2008